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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the Southwest Bancorp, Inc. 1999 Stock Option Plan, as amended, of our report dated February 2, 2004, with respect to the consolidated financial statements of Southwest Bancorp, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP



Dallas, Texas
November 22, 2004